As filed with the Securities and Exchange Commission on September 8, 2005

Registration No. 333-126487

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHELLS SEAFOOD RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5812 (Primary Standard Industrial Classification Code Number)	65-0427966 (I.R.S. Employer Identification Number)

16313 North Dale Mabry Highway, Tampa, Florida 33618 (813) 961-0944
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leslie J. Christon, President and Chief Executive Officer
Shells Seafood Restaurants, Inc.
16313 North Dale Mabry Highway
Tampa, Florida 33618
(813) 961-0944
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sheldon G. Nussbaum, Esq.
Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
Telephone (212) 318-3000
Fax (212) 318-3400

Approximate date of commencement of proposed sale to public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part II

Information Not Required in Prospectus

Item 13.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common stock being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

Amount to Be Paid
SEC registration fee	$2,986
Printing and engraving expenses	$5,000
Legal fees and expenses	$325,000
Accounting fees and expenses	$35,000
Miscellaneous fees and expenses	$1,000
Total	$368,986

Item 14.    Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those discussed above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

Article VII of the Registrant’s bylaws provide that the Registrant shall indemnify any person who (a) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Article Tenth of the Registrant’s certificate of incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as it now exists or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the Registrant has entered into indemnification agreements, in the form attached as Exhibit 10.24 hereto, with its directors and executive officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service, other than liabilities arising from willful misconduct of a culpable nature.

The Registrant maintains directors’ and officers’ liability insurance for its officers and directors.

Item 15.    Recent Sales of Unregistered Securities.

Set forth below in chronological order is certain information regarding securities issued by the Registrant since June 30, 2002 in transactions that were not registered under the Securities Act of 1933, as amended, including the consideration, if any, received by the Registrant for such issuances.

In connection with the $2.0 million financing dated January 31, 2002, we issued to each of Shells Investment Partners and Banyon Investment, LLC (“Banyon”) (i) a $1.0 million secured promissory note due January 31, 2005 (extended to January 31, 2007) bearing interest at 15% per annum, of which 8% was payable monthly in arrears and 7% was deferred and payable upon repayment of the principal in full and (ii) a warrant to purchase 4,454,015 shares of our common stock, at an exercise price of $0.16 per share. The warrants were exercisable through January 31, 2005.

On April 12, 2004, Banyon sold their interest in the $1.0 million promissory note to Frederick R. Adler, a more than 10% stockholder. On June 23, 2004, Shells Investment Partners sold their interest in the $1.0 million secured promissory note along with 90% of their warrants to Trinad Capital, LP ($600,000) and GCM Shells Seafood Partners, LLC ($400,000). Subsequently, on September 30, 2004, GCM Shells Seafood Partners sold their interest in their $400,000 note to Bruce Galloway, IRA R/O.

On August 4, 2004, our $2.0 million aggregate principal amount of secured promissory notes set to mature on January 31, 2005 were extended to be due on January 31, 2007, under the same terms as the original notes. As an inducement to extend the maturity date of the notes, warrants to purchase 2,000,000 shares of our common stock at an exercise price of $0.50 per share were issued to the note holders in proportion to the value of their respective notes. These newly issued warrants were exercisable from January 31, 2005 through January 31, 2007.

In November 2004, a portion of the warrants issued as part of the $2.0 million January 2002 financing were exercised, resulting in the issuance of 3,750,000 shares of common stock.

On December 7, 2004, we sold $2,375,000 principal amount of debentures and warrants to purchase 1,187,500 shares of our common stock to a group of accredited investors. We received net proceeds of $2,010,000 from the sale. The debentures bore interest at 12%, and matured on the earlier of: (i) April 5, 2005, (ii) the closing of an additional round of financing of no less than $1,500,000, or (iii) upon the occurrence of an event of default. In the event that we, on or prior to the maturity date, consummated the sale of shares of capital stock (other than a sale of capital stock to our officers, directors, employees or consultants in connection with their provision of services to us) resulting in net proceeds to us of at least $250,000, then the outstanding principal amount of the debentures and all accrued and unpaid interest, at the sole option of the holder of the debenture, converted in whole or in part, into shares of the common stock sold in such future financing. The warrants are exercisable until December 7, 2007. Pursuant to the terms of the warrants, the warrants have an exercise price equal to 80% of the price per share or unit in our next round of equity financing resulting in net proceeds to us of at least $250,000, provided that the exercise price could not exceed $0.80 per share or be less than $0.45 per share. In the event that such financing was not completed on or before September 4, 2005, the warrants automatically were to be assigned an exercise price equal to 65% of the closing price of our common stock on September 4, 2005, but in no event greater than $0.80 or less than $0.45 per share. Based on the closing of our May 2005 financing, these warrants have an exercise price of $0.60 per share. The exercise price of the warrants and the number of underlying shares of common stock is subject to adjustment under certain circumstances. As compensation for their services as placement agent in the debenture offering and future consulting services to us, the placement agent received cash fees and warrants with terms substantially identical to those received by the investors.

In January and February 2005, the remaining warrants issued as part of the $2.0 million financing in January 2002 were exercised, whereby warrant holders acquired 4,712,630 shares of common stock for $754,000 in proceeds to Shells. Additionally, Shells Investment Partners converted their retained warrants into common stock under the cashless exercise provisions of the warrant agreement, resulting in the issuance of 350,381 shares of common stock.

In March 2005, our investors provided us with a $1.6 million revolving line of credit, which was originally scheduled to mature on the earlier of March 31, 2006 or the closing of a financing providing us not less than $1.6 million of net proceeds. Amounts drawn under the line of credit bear interest at the rate of 15% per annum, payable 8% monthly in arrears and 7% deferred until the maturity date. The investors received a fee of $80,000 for extending the credit line to Shells. This line of credit was subsequently extended to mature on May 23, 2007, notwithstanding the closing of our May 2005 financing. No additional consideration was given to the investors for extending the time within which the credit line could be drawn upon.

In March 2005, warrants to purchase a total of 1,000,000 shares of common stock, which were issued on August 4, 2004 pursuant to the extension of the $2.0 million related-party financing, were exercised at $0.50 per share by Trinad Capital, L.P. and Bruce Galloway, IRA R/O. The proceeds of $500,000 were used to pay down the principal amount of the notes to these investors.

In May 2005, we sold an aggregate of $6.9 million of our securities in a private placement to a group of accredited investors. The securities sold were 461,954 units, with each unit consisting of (i) one share of our Series B Convertible Preferred Stock convertible into 20 shares of our common stock, subject to adjustment under certain circumstances and (ii) a warrant to purchase 10 shares of our common stock at an exercise price of $1.30 per share. The purchase price per unit was $15.00. As part of this transaction, Frederick R. Adler used $500,000 principal amount of his note to exercise the warrants issued to him in August 2004; and Frederick R. Adler, Trinad and the Bruce Galloway, IRA R/O converted all of the remaining secured promissory notes (originally issued by us to the investors in the January 2002 financing) held by them into units. In addition, $348,000 of the aggregate purchase price represented the conversion of outstanding convertible debentures into units, all on a dollar-for-dollar basis. In addition, we granted JMP Securities LLC, the placement agent in the financing, warrants to purchase 37,651 units at a purchase price of $15.00 per unit as a portion of their fees.

Each of the above-described transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Registrant or any person acting on its behalf; the securities sold are subject to transfer restrictions; and the certificates for the shares or warrants contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. No underwriters were involved in connection with any of the sales of securities referred to in this Item 15.

Item 16.    Exhibits and Financial Statement Schedules.

(a)	Exhibits.
Exhibit No.	Description

3.1	Certificate of Incorporation. (1)

3.2	Agreement and Plan of Merger, dated March 31, 1996, by and between Shells Seafood Restaurants, Inc., a Delaware Corporation, and Shells Seafood Restaurant, Inc., a Florida Corporation. (1)
3.3	By-laws. (1)

3.4	Certificate of Designations of Series A Convertible Preferred Stock. (12)
3.5	Certificate of Designations of Series B Convertible Preferred Stock. (7)
3.6	Certificate of Amendment, dated March 17, 2005. (9)
3.7	Certificate of Amendment, dated July 7, 2005. (9)
4.1	Specimen common stock certificate. (1)
4.2	Specimen Series B Convertible Preferred stock certificate. (9)
5.1	Opinion of Fulbright & Jaworski L.L.P. (9)
10.1	1996 Employee Stock Option Plan. (1)
10.2	1995 Employee Stock Option Plan. (1)

10.3	Agreement for Purchase and Sale of Assets, dated May 14, 1993, between Shells Seafood Restaurants, Inc. and Shells, Inc. (1)
10.4	Stock Option Plan for Non-Employee Directors. (15)
10.5	2002 Equity Incentive Plan, as amended. (8)
10.6	First Amendment of Agreement and Plan of Merger, dated December 13, 1995, by and among Shells Seafood Restaurants, Inc., Shells Seafood Acquisition, Inc. and Shells, Inc. (1)
10.7	Joint Venture Agreement, dated March 1, 1994, between Shells of Melbourne, Inc. and WLH Investments, Inc. (1)
10.8	First Amendment to Joint Venture Agreement, effective as of March 31, 1995 between Shells of Melbourne, Inc. and WLH Investments, Inc. (1)
10.9	Management and License Agreement, dated March 1, 1994, between Shells of Melbourne Joint Venture and Shells Seafood Restaurants, Inc. (1)
10.10	Management and License Agreement dated July 29, 1993, between Shells of Carrollwood Village, Inc. and Shells Seafood Restaurants, Inc., as amended. (1)
10.11	Management and License Agreement, dated July 28, 1993, between Shells of North Tampa, Inc. and Shells Seafood Restaurants, Inc., as amended. (1)
10.12	Management and License Agreement, dated July 29, 1993, between Shells of Sarasota South, Inc. and Shells Seafood Restaurants, Inc., as amended. (1)
10.13	Amended Option Agreement dated August 10, 1995 between Shells Seafood Restaurants, Inc. and Shells of Carrollwood Village, Inc. (1)
10.14	Amended Option Agreement, dated August 11, 1995 between Shells Seafood Restaurants, Inc. and Shells of North Tampa, Inc. (1)
10.15	Amended Option Agreement, dated August 16, 1995 by and between Shells Seafood Restaurants, Inc. and Shells of Sarasota South, Inc. (1)
10.16

Agreement for Consulting and Management Services and Licensing of Service Marks, dated October 4, 1989 by and between Ursula Collaud and Shells of Daytona Beach, Inc., as amended by the Stipulation of Settlement dated December 2, 1994. (1)

10.17	Asset Purchase Agreement, dated September 30, 1994 between Shells of St. Petersburg Beach, Inc. and the Bleckley Corporation. (1)
10.18	Assignment Agreement, dated September 30, 1994 between Shells of St. Pete Beach, Inc. and the Bleckley Corporation. (1)
10.19

Promissory Note in the initial principal amount of $540,000, dated September 30, 1994 by Shells of St. Pete Beach, Inc. for the benefit of the Bleckley Corporation (retired in 2004 with satisfaction of debt). (1)

10.20	Continuing and Unconditional Guaranty by Shells Seafood Restaurants, Inc. for the benefit of the Bleckley Corporation. (1)

10.21	Security Agreement, dated September 30, 1995 between Shells of St. Pete Beach, Inc. and the Bleckley Corporation. (1)
10.22	Form of Directors Indemnification Agreement. (1)
10.23

Agreement for the purchase and sale of leases, leasehold improvements, restaurant assets, assigned contracts and restaurant licenses by Shells Seafood Restaurants, Inc. for the benefit of Islands Florida LP. (14)

10.24	Termination Agreement by and among Angelo and Maxie's, Inc., as successor in interest to Islands Florida LP, and Shells Seaford Restaurants, Inc. (17)
10.25	Letter from board of directors, dated January 19, 2000, clarifying severance arrangement for Warren R. Nelson. (12)
10.26	Employment Agreement, dated April 2, 2001, between David W. Head and Shells Seafood Restaurants, Inc. (employment terminated June 6, 2003). (11)
10.27	Secured Promissory Note, dated January 18, 2002, between Shells Seafood Restaurants, Inc., and Best Que, LLC (funded in 2004). (12)
10.28	Assignment and Assumption of Lease, dated January 21, 2002 between Shells Seafood Restaurants, Inc. and Famous Dave’s Ribs, Inc. with landlord consent. (12)
10.29	Second Amendment to Management and License Agreement, dated October 4, 2001, between Shells Seafood Restaurants, Inc. and Shells of Sarasota South, Inc. (12)
10.30	Second Amendment to Management and License Agreement, dated October 4, 2001, between Shells Seafood Restaurants, Inc. and Shells of North Tampa, Inc. (12)
10.31	Second Amendment to Management and License Agreement, dated October 4, 2001, between Shells Seafood Restaurants, Inc. and Shells of Carrollwood Village, Inc. (12)
10.32

Securities Purchase Agreement, dated as of January 31, 2002, by and among Shells Seafood Restaurants, Inc., its subsidiaries listed on the signature pages thereto, Shells Investment Partners, LLC and Banyon Investment, LLC. (3)

10.33

Security Agreement, dated as of January 31, 2002, by and among Shells Seafood Restaurants, Inc., its subsidiaries listed in the signature pages thereto, Shells Investment Partners, LLC and Banyon Investment, LLC. (3)

10.34

Investor Rights Agreement, dated as of January 31, 2002, among Shells Seafood Restaurants, Inc., Shells Investment Partners. LLC, Banyon Investment, LLC and the stockholders listed on Schedule I thereto; (3) amended June 23, 2004, whereby Shells Investment Partners assigned their rights collectively to Trinad Capital, LP and Galloway Capital Management, LLC

10.36

Secured Senior Note in the aggregate principal amount of $1.0 million issued to Shells Investment Partners, LLC, and sold to Trinad Capital, LP ($600,000) and GCM Shells Seafood Partners, LLC ($400,000) on June 23, 2004; GCM sold their $400,000 note to Bruce Galloway, IRA R/O on October 1, 2004 (3) (and 2004 transactions (5))

10.37	Warrant to purchase 4,454,015 shares of Common Stock of Shells Seafood Restaurants, Inc., issued to Banyon Investment, LLC. (3)
10.38

Warrant to purchase 4,454,015 shares of Common Stock of Shells Seafood Restaurants, Inc., issued to Shells Investment Partners, LLC; transferred to Trinad Capital, LP and GCM Shells Seafood Partners, LLC on June 23, 2004 except for 445,400 warrants which were retained (3) (and 2004 transactions (5))

10.39	Loan agreement, dated October 8, 2002, between Shells Seafood Restaurants, Inc. and Colonial Bank (previously known as Manufacturers Bank of Florida), in the initial principal amount of $667,500. (13)
10.40

Loan agreement, dated October 25, 2002, between Shells of Melbourne, Joint Venture and Colonial Bank (previously known as Manufacturers Bank of Florida), in the renewal principal amount of $635,506. (13)

10.41

Settlement Agreement and Release, dated February 27, 2003, between Shells Seafood Restaurants, Inc. and The Lark Group, L.L.C., Best Que, L.L.C, and Michael L Sloane, II in the amount of $188,201 (fully settled in 2004). (13)

10.42	Distribution Agreement, dated August 28, 2002, between Shells Seafood Restaurants, Inc. and Performance Food Group, LLC. (16)
10.43	Consulting Agreement, dated March 20, 2003, between Shells Seafood Restaurants, Inc. and George Heaton; terminated August 28, 2003. (16)
10.44	Amendment to the Non-Employee Director Stock Option Plan, as approved October 23, 2001. (16)
10.45	Amendment to the 1995 Employee Stock Option Plan, as approved October 23, 2001. (16)
10.46	Equipment lease agreement between Colonial Pacific Leasing Corporate dba GE Capital Colonial Pacific Leasing and Shells Seafood Restaurants, Inc. dated November 8, 2002 and funded in 2003. (2)
10.47	Employment Agreement, dated July 1, 2003, between Leslie J. Christon and Shells Seafood Restaurants, Inc. (4)
10.48	Form of Securities and Debenture Purchase Agreement, dated December 7, 2004. (5)
10.49	Form of Stock Purchase Warrant, dated December 7, 2004, in the aggregate of 1,971,250 warrants to purchase shares of common stock. (5)
10.50	Form of 12% Convertible Debenture, dated December 7, 2004, in the aggregate amount of $2,375,000. (5)
10.51	Promissory Note in the aggregate principal amount of $165,315.07 issued to Shells Investment Partners, L.L.C. (6)
10.52	Mortgage and Security Agreement in the aggregate principal amount of $165,315.07 issued to Shells Investment Partners, L.L.C. (6)
10.53	Form of Securities Purchase Agreement dated May 24, 2005, by and among Shells Seafood Restaurants, Inc. and the investors parties thereto. (7)
10.54	Form of Stock Purchase Warrant, issued in connection with May 24, 2005 financing. (7)

10.55	Form of Placement Agent Warrant issued to JMP Securities LLC. (7)
10.56	Amendment No. 1 to Loan and Security Agreement, dated as of May 23, 2005. (7)
10.57	Form of Stock Option Agreement for Non-Employee Directors Pursuant to the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan. (8)
10.58	Form of Stock Option Agreement for Employees Pursuant to the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan. (8)
10.59	Agreement, dated August 9, 2005, by and between Shells Seafood Restaurants, Inc. and Deborah Christen Corporation. (10)
21.1	Subsidiaries of the Registrant. (9)
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1) (9)
23.2	Consent of Kirkland, Russ, Murphy & Tapp P.A., Independent Registered Public Accounting Firm. (17)
24.1	Power of Attorney (on signature page). (9)
(1)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Registration Statement on Form S-1 (File No. 333-1600).
(2)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form 10-K or 10-KA for the fiscal year ended December 28, 2003.
(3)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form 8-K dated February 11, 2002.
(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to, and incorporated herein by reference from our Form 10-Q for the quarter ended June 29, 2003.
(5)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form 8-K dated December 9, 2004.
(6)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form 8-K dated June 23, 2004.
(7)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form 8-K dated May 23, 2005.
(8)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form 8-K dated June 22, 2005.
(9)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form S-1 filed on July 8, 2005 (File No: 333-126487).
(10)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form 8-K dated August 9, 2005.

(11)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from, our Form 10-K or 10-KA for the fiscal year ended December 31, 2000.
(12)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from, our Form 10-K or 10-KA for the fiscal year ended December 30, 2001.
(13)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from, our Form 10-K or 10-KA for the fiscal year ended December 29, 2002.
(14)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from, our Form 10-K or 10-KA for the fiscal year ended December 29, 1996.
(15)	Previously filed with the Securities and Exchange Commission as an Appendix to, and incorporated herein by reference from, our Schedule 14A dated April 21, 1997.
(16)	Previously filed with the Securities and Exchange Commission as an Appendix to, and incorporated herein by reference from, our Schedule 14A dated September 21, 2001.
(17)	Previously filed with the Securities and Exchange Commission as Exhibits to, and incorporated herein by reference from our Form S-1/A filed on September 7, 2005 (File No: 333-126487).
(b)	Exhibits (currently being filed or not previously filed)
(c)	Financial statement schedules

All financial statement schedules are omitted because they are inapplicable, not required or the information is indicated elsewhere in the consolidated financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on September 8, 2005.

SHELLS SEAFOOD RESTAURANTS, INC. (Registrant)

By:	/s/ Leslie J. Christon
Name: Leslie J. Christon
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie J. Christon	President, Chief Executive Officer	September 8, 2005
Leslie J. Christon	and Director (Principal Executive Officer)

/s/ Warren R. Nelson	Chief Financial Officer	September 8, 2005
Warren R. Nelson	(Principal Financial and Accounting Officer)

*	Chairman of the Board	September 8, 2005
Philip R. Chapman

	Director	September 8, 2005
John F. Hoffner

*	Director	September 8, 2005
Michael R. Golding

*	Director	September 8, 2005
Gary L. Herman

*	Director	September 8, 2005
Christopher D. Illick

*	Director	September 8, 2005
Jay A. Wolf

* By: /s/ Warren R. Nelson
Warren R. Nelson
Attorney-in-fact